As filed with Securities and Exchange Commission on September 27, 2000
                                       Registration No. 333- _____________

================================================================================

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                              ------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                              ------------------

                              LUMINEX CORPORATION
             Exact name of registrant as specified in its charter)

               Delaware                           74-2747608
     (State or other jurisdiction           (IRS Employer Identification No.)
    of incorporation or organization)

                  12212 Technology Blvd., Austin, Texas 78727
              (Address of principal executive offices) (Zip Code)

                              ------------------

                              LUMINEX CORPORATION
                         2000 LONG-TERM INCENTIVE PLAN
                           (Full title of the Plans)

                              ------------------

                              Michael L. Bengston
             Executive Vice President, General Counsel and Secretary
                              Luminex Corporation
                          12212 Technology Boulevard
                              Austin, Texas 78727
                    (Name and address of agent for service)
                                (512) 219-8020
         (Telephone number, including area code, of agent for service)

                              ------------------

                        CALCULATION OF REGISTRATION FEE

=========================================================================================================
                              Amount              Proposed               Proposed               Amount of
  Title of Securities         to be           Maximum Offering       Maximum Aggregate        Registration
  to Be Registered         Registered(1)       Price per Share         Offering Price              Fee
  ----------------        ------------         --------------          --------------              ---

  2000 Long-Term Incentive Plan
  -----------------------------
  Common Stock              110,000 shares     $19.625(2)              $ 2,158,750(2)          $   569.91
  Common Stock            2,489,500 shares     $26.875(3)              $66,905,312(3)          $17,663.00
                                               Aggregate Amount of
                                               Registration Fee                                $18,232.91
---------------------------------------------------------------------------------------------------------

  (1) This Registration Statement shall also cover any additional shares of Registrant's common stock which become issuable under the 2000 Long-Term Incentive Plan with respect to the securities registered hereunder by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of common stock of Luminex Corporation.

  (2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, and, as to the 110,000 shares of common stock purchasable upon exercise of outstanding options under the 2000 Long-Term Incentive Plan, based upon the respective average price at which such options may be exercised.

  (3) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, on the basis of the average of the high and low prices per share of common stock of Luminex Corporation as reported on the Nasdaq National Market on September 22, 2000.

                                    PART I
                         INFORMATION REQUIRED IN THE
                           SECTION 10(a) PROSPECTUS

Item 1. Plan Information

        Information required by Part I of Form S-8 to be contained in the
Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended ("Securities Act"), and the Note to Part I of Form S-8.

Item 2. Registration Information and Employee Plan Annual Information.

        Information required by Part I of Form S-8 to be contained in the
Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                                   PART II

              Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

        Luminex Corporation (the "Registrant") incorporates by reference into this Registration Statement the following documents previously filed with the Securities Exchange Commission (the "SEC"):

        (a) Our Registration Statement No. 333-96317 on Form S-1 filed with the SEC on February 7, 2000, together with the amendments filed with the SEC on March 13, 2000, March 27, 2000 and March 29, 2000.


        (b) (1) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000;

               (2) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2000.

        (c) Our Registration Statement No. 000-30109 on Form 8-A filed with the SEC on March 27, 2000, in which we describe the terms, rights and provisions applicable to our outstanding common stock.

        All reports and definitive proxy or information statements filed under
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered under this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document which also is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

         Not applicable.

Item 5.   Interests of Named Experts and Counsel

          The validity of the shares of common stock offered hereby will be passed upon for us by Thompson & Knight L.L.P., Austin, Texas.

Item 6.   Indemnification of Directors and Officers

          Our certificate provides that, except to the extent prohibited by Delaware law, our directors shall not be personally liable to us or our stockholders for monetary damages for breach of their fiduciary duty as directors. Under Delaware law, the directors have a fiduciary duty to us which is not eliminated by this provision of our certificate and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available. In addition, each director will continue to be subject to liability under Delaware law for breach of their duty of loyalty to us or our stockholders; for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or which involve intentional misconduct or knowing violations of law; for actions leading to improper personal benefit to the director; and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by Delaware law. This provision also does not affect the directors' responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

          Section 145 of the Delaware General Corporation Law allows a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that the indemnification does not eliminate or limit the liability of a director for (i) any breach of the director's duty of loyalty to us or our stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock purchases or redemptions, and (iv) any transaction from which the director derived an improper personal benefit.

          Delaware law further provides that the permitted indemnification shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under our bylaws, any agreement, a vote of stockholders or otherwise. Our certificate eliminates the personal liability of directors to the fullest extent permitted by Delaware law. In addition, our certificate provides that we may fully indemnify any person through bylaw provisions, agreements with such person, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to action for breach of duty to us, our stockholders or others.

          We have also entered into agreements to indemnify our directors and executive officers, in addition to the indemnification provided for in our bylaws. We believe that these provisions and agreements are necessary to attract and retain qualified directors and executive officers. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification.

Item 7.   Exemption from Registration Claimed

          Not applicable.

Item 8.   Exhibits

Exhibit Number  Exhibit
--------------  -------
4.1*            1996 Stock Option Plan of the Registrant, as amended.

4.2*            Form of Stock Option Agreement of the Registrant.

4.3*            Form of Incentive Stock Option Agreement of the Registrant.

4.4*            2000 Long-Term Incentive Plan of the Registrant.

4.5*            Form of Stock Option Award Agreement of the Registrant.

5.1       Opinion of Thompson & Knight L.L.P.

23.1      Consent of Ernst & Young LLP, Independent Auditors.

23.2 Consent of Thompson & Knight L.L.P. (included in the Opinion of Thompson & Knight L.L.P. filed herewith as Exhibit 5.1.).

24.1 Power of Attorney (included on signature page of this Registration Statement).

________________

* Exhibits 4.1 through 4.5 incorporated by reference to previously filed exhibits with the Registrant's Registration Statement on Form S-1 (Registration No. 333-96317).

Item 9.  Undertakings

The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Luminex Corporation 1996 Stock Option Plan and 2000 Long-Term Incentive Plan.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas on this 26th day of September, 2000.


                                         LUMINEX CORPORATION




                                         By: /s/ Mark B. Chandler
                                            ------------------------------------
                                            Mark B. Chandler, Ph.D.
                                            Chairman and Chief Executive Officer


                               POWER OF ATTORNEY
                                  -----------

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark B. Chandler, Chairman and Chief Executive Officer, and Michael L. Bengtson, Executive Vice President and General Counsel, and each of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant, in the capacities and on the dates indicated:

Signature                Title                         Date
---------                -----                         ----

                         Chairman of the Board,
/s/ Mark B. Chandler     President and Chief           September 26, 2000
-----------------------  Executive Officer
Mark B. Chandler, Ph.D.  (Principal Executive
                         Officer)

/s/ James L. Persky           Vice President and Chief       September 26, 2000
---------------------------   Financial Officer
James L. Persky               (Principal Financial
                              Officer)

/s/ Harriss T. Currie         Controller (Principal          September 26, 2000
---------------------------   Accounting Officer)
Harriss T. Currie

/s/ G. Walter Loewenbaum      Director                       September 26, 2000
---------------------------
G. Walter Loewenbaum

/s/ A. Sidney Alpert          Director                       September 26, 2000
---------------------------
A. Sidney Alpert

/s/ Robert J. Cresci          Director                       September 26, 2000
---------------------------
Robert J. Cresci

/s/ Laurence E. Hirsch        Director                       September 26, 2000
---------------------------
Laurence E. Hirsch

/s/ Jim D. Kever              Director                       September 26, 2000
---------------------------
Jim D. Kever

/s/ Fred C. Goad, Jr.         Director                       September 26, 2000
---------------------------
Fred C. Goad, Jr.

/s/ John E. Koerner, III      Director                       September 26, 2000
---------------------------
John E. Koerner, III

/s/ William L. Roper, Ph.D.   Director                       September 26, 2000
---------------------------
William L. Roper, Ph.D.

                                 EXHIBIT INDEX

Exhibit Number      Exhibit
--------------      -------
4.1*                1996 Stock Option Plan of the Registrant, as amended.

4.2*                Form of Stock Option Agreement of the Registrant.

4.3*                Form of Incentive Stock Option Agreement of the Registrant.

4.4*                2000 Long-Term Incentive Plan of the Registrant.

4.5*                Form of Stock Option Award Agreement of the Registrant.

5.1                 Opinion of Thompson & Knight L.L.P.

23.1                Consent of Ernst & Young LLP, Independent Auditors.

23.2 Consent of Thompson & Knight L.L.P. (included in the Opinion of Thompson & Knight L.L.P. filed herewith as Exhibit 5.1.).

24.1 Power of Attorney (included on signature page of this Registration Statement).

__________________________

* Exhibits 4.1 through 4.5 incorporated by reference to previously filed exhibits with the Registrant's Registration Statement on Form S-1 (Registration No. 333-96317).